Exhibit 4.7

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of April 29, 2026, among the entities listed on Schedule I hereto (each an “Additional Guarantor” and, together, the “Additional Guarantors”), Compass, Inc., a Delaware corporation (the “Company”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company and the other Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an indenture, dated as of January 9, 2026 (the “Indenture”), providing for the issuance of 0.25% Convertible Senior Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Additional Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to Guarantee. Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Additional Guarantor hereby agrees, on a joint and several basis with all the existing Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.
3.Ratification of Indenture – Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Additional Guarantor, as such, shall have any liability for any obligations of the Company or any Additional Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the

Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
7.Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Additional Guarantor and the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ANYWHERE REAL ESTATE INC. ANYWHERE INTERMEDIATE
HOLDINGS LLC ANYWHERE LEADS INC.
ANYWHERE REAL ESTATE GROUP LLC
ANYWHERE CO-ISSUER CORP. ALPHA REFERRAL NETWORK LLC ANYWHERE ADVISORS LLC ANYWHERE ADVISORS NEVADA
LLC
ANYWHERE BRANDS LLC ANYWHERE INSURANCE AGENCY
INC.
ANYWHERE INTEGRATED AFFILIATES HOLDINGS LLC
ANYWHERE INTEGRATED HOLDINGS LLC
ANYWHERE INTEGRATED SERVICES LLC
ANYWHERE INTEGRATED VENTURE PARTNER LLC
ANYWHERE REAL ESTATE OPERATIONS LLC
ANYWHERE REAL ESTATE SERVICES GROUP LLC
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC

By: /s/ Scott Wahlers
Name: Scott Wahlers
Title:    President and Treasurer

[Signature Page to Supplemental Indenture]

BETTER HOMES AND GARDENS REAL ESTATE LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL
NRT PENNSYLVANIA LLC
CDRE TM LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
CLIMB FRANCHISE SYSTEMS LLC
CLIMB REAL ESTATE, INC.
CLIMB REAL ESTATE LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER LLC COLDWELL BANKER NRT REALVITALIZE, INC.
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
CORCORAN GROUP LLC

By: /s/ Scott Wahlers
Name: Scott Wahlers
Title: President and Treasurer

[Signature Page to Supplemental Indenture]

CORNERSTONE TITLE COMPANY EQUITY TITLE COMPANY EQUITY TITLE MESSENGER
SERVICE HOLDING LLC
ERA FRANCHISE SYSTEMS LLC GUARDIAN HOLDING COMPANY HFS.COM CONNECTICUT REAL
ESTATE LLC
HFS.COM REAL ESTATE
INCORPORATED
HFS.COM REAL ESTATE LLC HFS LLC
HOME REFERRAL NETWORK LLC JACK GAUGHEN LLC
LAND TITLE AND ESCROW, INC. MARTHA TURNER PROPERTIES, L.P. MARTHA TURNER SOTHEBY’S
INTERNATIONAL REALTY REFERRAL COMPANY LLC
MTPGP, LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA LLC
NRT ARIZONA REFERRAL LLC
NRT CALIFORNIA INCORPORATED NRT CAROLINAS LLC
NRT CAROLINAS REFERRAL NETWORK LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC NRT DEVONSHIRE LLC
NRT DEVONSHIRE WEST LLC NRT HAWAII REFERRAL, LLC NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC NRT NEW YORK LLC

By: /s/ Scott Wahlers
Name: Scott Wahlers
Title:    President and Treasurer

[Signature Page to Supplemental Indenture]

NRT NORTHFORK LLC
NRT PHILADELPHIA LLC NRT PITTSBURGH LLC
NRT REFERRAL NETWORK LLC NRT RELOCATION LLC
NRT REOEXPERTS LLC NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
NRT VACATION RENTALS ARIZONA LLC
NRT VACATION RENTALS CALIFORNIA, INC.
NRT VACATION RENTALS DELAWARE LLC
NRT WEST, INC.
NRT ZIPREALTY LLC
ONCOR INTERNATIONAL LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE SERVICES LLC REALVITALIZE AFFILIATES, INC. REALVITALIZE AFFILIATES LLC REALVITALIZE LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK LLC REFERRAL NETWORK, LLC
SECURED LAND TRANSFERS LLC
SOTHEBY’S INTERNATIONAL
REALTY AFFILIATES LLC SOTHEBY’S INTERNATIONAL
REALTY GLOBAL DEVELOPMENT ADVISORS LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
SOTHEBY’S INTERNATIONAL
REALTY REFERRAL COMPANY INC.

By: /s/ Scott Wahlers
Name: Scott Wahlers
Title:    President and Treasurer

[Signature Page to Supplemental Indenture]

SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC
SOTHEBY’S INTERNATIONAL REALTY, INC.
THE BAIN ASSOCIATES REFERRAL LLC
THE LANDOVER CORPORATION THE SUNSHINE GROUP, LTD. TITLE RESOURCE GROUP
SETTLEMENT SERVICES, LLC
TRG MARYLAND HOLDINGS LLC
TRG SETTLEMENT SERVICES, LLP WARBURG REALTY PARTNERSHIP,
LTD.
WRP91, LLC ZAPLABS LLC

By: /s/ Scott Wahlers
Name: Scott Wahlers
Title:    President and Treasurer

[Signature Page to Supplemental Indenture]

CARTUS CORPORATION
By: /s/ Matthew Tebbe
Name: Matthew Tebbe
Title:    President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

COMPASS, INC.

By: /s/ Scott Wahlers
Name: Scott Wahlers
Title:    Chief Financial Officer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By: /s/ Karleen R. Bratland
Name: Karleen R. Bratland
Title:    Assistant Vice President

[Signature Page to Supplemental Indenture]

Schedule I

Additional Guarantors

	Name	Jurisdiction
1.	Anywhere Real Estate Inc.	Delaware
2.	Anywhere Intermediate Holdings LLC	Delaware
3.	Anywhere Real Estate Group LLC	Delaware
4.	Anywhere Co-Issuer Corp.	Florida
5.	Alpha Referral Network LLC	Texas
6.	Anywhere Advisors LLC	Delaware
7.	Anywhere Advisors Nevada LLC	Nevada
8.	Anywhere Brands LLC	Delaware
9.	Anywhere Insurance Agency Inc.	Massachusetts
10.	Anywhere Integrated Affiliates Holdings LLC	Delaware
11.	Anywhere Integrated Holdings LLC	Delaware
12.	Anywhere Integrated Services LLC	Delaware
13.	Anywhere Integrated Venture Partner LLC	Delaware
14.	Anywhere Leads Inc.	Delaware
15.	Anywhere Real Estate Operations LLC	California
16.	Anywhere Real Estate Services Group LLC	Delaware
17.	Better Homes and Gardens Real Estate Licensee LLC	Delaware
18.	Better Homes and Gardens Real Estate LLC	Delaware
19.	Burgdorff LLC	Delaware
20.	Burnet Realty LLC	Minnesota

21.	Career Development Center, LLC	Delaware
22.	Cartus Corporation	Delaware

23.	CB Commercial NRT Pennsylvania LLC	Delaware
24.	CDRE TM LLC	Delaware
25.	Century 21 Real Estate LLC	Delaware
26.	CGRN, Inc.	Delaware
27.	Climb Franchise Systems LLC	Delaware
28.	Climb Real Estate, Inc.	California
29.	Climb Real Estate LLC	Delaware
30.	Coldwell Banker Commercial Pacific Properties LLC	Hawaii
31.	Coldwell Banker LLC	Delaware
32.	Coldwell Banker NRT RealVitalize, Inc.	Delaware
33.	Coldwell Banker Pacific Properties LLC	Hawaii
34.	Coldwell Banker Real Estate LLC	California
35.	Coldwell Banker Real Estate Services LLC	Delaware
36.	Coldwell Banker Residential Brokerage Company	California
37.	Coldwell Banker Residential Brokerage LLC	Delaware
38.	Coldwell Banker Residential Real Estate LLC	California
39.	COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK	California
40.	COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.	Pennsylvania
41.	COLORADO COMMERCIAL, LLC	Colorado
42.	Corcoran Group LLC	Delaware
43.	CORNERSTONE TITLE COMPANY	California
44.	EQUITY TITLE COMPANY	California
45.	Equity Title Messenger Service Holding LLC	Delaware

46.	ERA Franchise Systems LLC	Delaware
47.	Guardian Holding Company	Delaware

48.	HFS.com Connecticut Real Estate LLC	Delaware
49.	HFS.com Real Estate Incorporated	Delaware
50.	HFS.com Real Estate LLC	Delaware
51.	HFS LLC	Delaware
52.	Home Referral Network LLC	Minnesota
53.	JACK GAUGHEN LLC	Delaware
54.	Land Title and Escrow, Inc.	Idaho
55.	MARTHA TURNER PROPERTIES, L.P.	Texas
56.	Martha Turner Sotheby’s International Realty Referral Company LLC	Texas
57.	MTPGP, LLC	Texas
58.	NRT Arizona Commercial LLC	Delaware
59.	NRT Arizona LLC	Delaware
60.	NRT Arizona Referral LLC	Delaware
61.	NRT California Incorporated	Delaware
62.	NRT Carolinas LLC	Delaware
63.	NRT Carolinas Referral Network LLC	Delaware
64.	NRT Colorado LLC	Colorado
65.	NRT Columbus LLC	Delaware
66.	NRT Commercial LLC	Delaware
67.	NRT Devonshire LLC	Delaware
68.	NRT Devonshire West LLC	Delaware
69.	NRT Hawaii Referral, LLC	Delaware
70.	NRT Mid-Atlantic LLC	Delaware
71.	NRT Missouri LLC	Delaware

72.	NRT Missouri Referral Network LLC	Delaware
73.	NRT New England LLC	Delaware

74.	NRT New York LLC	Delaware
75.	NRT Northfork LLC	Delaware
76.	NRT Philadelphia LLC	Delaware
77.	NRT Pittsburgh LLC	Delaware
78.	NRT Referral Network LLC	Delaware
79.	NRT Relocation LLC	Delaware
80.	NRT REOExperts LLC	Delaware
81.	NRT Sunshine Inc.	Delaware
82.	NRT Texas LLC	Texas
83.	NRT Utah LLC	Delaware
84.	NRT Vacation Rentals Arizona LLC	Delaware
85.	NRT Vacation Rentals California, Inc.	Delaware
86.	NRT Vacation Rentals Delaware LLC	Delaware
87.	NRT West, Inc.	California
88.	NRT ZipRealty LLC	Delaware
89.	ONCOR International LLC	Delaware
90.	Real Estate Referral LLC	Delaware
91.	Real Estate Services LLC	Delaware
92.	RealVitalize Affiliates, Inc.	Delaware
93.	RealVitalize Affiliates LLC	Delaware
94.	RealVitalize LLC	Delaware
95.	Referral Associates of New England LLC	Massachusetts
96.	Referral Network LLC	Florida
97.	REFERRAL NETWORK, LLC	Colorado
98.	Secured Land Transfers LLC	Delaware
99.	Sotheby’s International Realty Affiliates LLC	Delaware

100.	Sotheby’s International Realty Global Development Advisors LLC	Delaware
101.	Sotheby’s International Realty Licensee LLC	Delaware
102.	Sotheby’s International Realty Referral Company Inc.	California
103.	Sotheby’s International Realty Referral Company, LLC	Delaware
104.	Sotheby’s International Realty, Inc.	Michigan
105.	The Bain Associates Referral LLC	Washington
106.	The Landover Corporation	Washington
107.	THE SUNSHINE GROUP, LTD.	New York
108.	Title Resource Group Settlement Services, LLC	Alabama
109.	TRG Maryland Holdings LLC	Maryland
110.	TRG Settlement Services, LLP	Pennsylvania; New Jersey
111.	Warburg Realty Partnership, Ltd.	New York
112.	WRP91, LLC	New York
113.	ZapLabs LLC	Delaware